Exhibit 10.1

Execution Version

THIRD AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT,

JOINDER, WAIVER, CONSENT AND OMNIBUS AMENDMENT AGREEMENT

THIRD AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT, JOINDER, WAIVER, CONSENT AND OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of December 28, 2012 by and among Par Petroleum Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the undersigned Lenders party hereto, and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”).

WHEREAS, the Credit Parties, Jefferies Finance LLC, as administrative agent, and the Lenders party thereto from time to time entered into that certain Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012 (as amended by the First Amendment dated September 28, 2012, as amended by the Second Amendment dated effective November 29, 2012, and as may be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, the Borrower desires to acquire, directly or indirectly, all of the issued and outstanding capital stock of Seacor Energy Inc., a Delaware corporation (“Target”), on or before December 31, 2012;

WHEREAS, certain Lenders are willing to provide a term loan for the purpose of financing the Borrower’s acquisition of Target and for the purposes of providing cash collateral for a letter of credit facility with Compass Bank;

WHEREAS, following the Borrower’s acquisition of Target on or before December 31, 2012, Target shall become a guarantor and a Credit Party under the Credit Agreement and the other Loan Documents;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Borrower, the Guarantors, and the Lenders have agreed to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement as amended by this Amendment, unless otherwise defined herein.

2. Amendments to Credit Agreement.

(a) Appendix 1 of the Credit Agreement is hereby amended by (i) adding the new defined terms which appear on Appendix 1-A to this Amendment in alphabetical order and (ii) restating in their entirety the existing definitions for the defined terms which appear on Appendix 1-B to this Amendment as they appear on such Appendix 1-B.

(b) The Credit Agreement is hereby amended to add a new Appendix 2 to the Credit Agreement, which sets forth the covenants and agreements of the Borrower, the other Credit Parties, the Lenders and the Administrative Agent with respect to Tranche B Loans and such Appendix 2 is hereby incorporated into the Credit Agreement and made a part thereof (and the terms of Appendix 2 shall be treated for all purposes as if they are terms of the Credit Agreement itself).

(c) The Credit Agreement is hereby amended to add a new Appendix 3 to the Credit Agreement, which sets forth the agreements of the Borrower, the other Credit Parties, the Tranche B Lenders and the Administrative Agent with respect to the conditions precedent to making Tranche B Loans and such Appendix 3 is hereby incorporated into the Credit Agreement and made a part thereof (and the terms of Appendix 3 shall be treated for all purposes as if they are terms of the Credit Agreement itself).

(d) Section 2.6(b) of the Credit Agreement is hereby deleted and replaced with the following:

“(b) Notwithstanding the foregoing, from and after the date that an Event of Default shall have occurred and be continuing (including, without limitation, at any time during an Interest Period), at the request of the Requisite Lenders (which such request may be made by the Administrative Agent at the direction of the Requisite Lenders), (i) all outstanding Obligations shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to 11.75%, per annum (or 2% plus the rate otherwise applicable to such Obligations as provided in Section 2.6(a)(i)) (the “Default Rate”) and (ii) all interest accrued and accruing shall be payable in cash on demand; provided, that, from and after the occurrence of any Event of Default under Section 7.1(e), all outstanding Obligations shall, to the extent permitted by applicable law, bear interest at the Default Rate automatically and without any notice from Administrative Agent, the Requisite Lenders or any other Person.”

(e) Section 2.8(a)(i), (ii), (iii), (iv) and (v) (Optional Payments) of the Credit Agreement is amended such that in each case where the term “Obligations” appears, the parenthetical phrase “(exluding Tranche B Obligations)” shall be inserted immediately thereafter. The parties agree that the Repayment Premium and Applicable Premium do not apply to Tranche B Obligations.

(f) Sections 2.8(c), (d), (e), (f), (g) and (h) of the Credit Agreement are deleted in their entirety and replaced with the following:

“(c) Asset Sales.

(i) Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Disposition of any Property of any Credit Party (except for Dispositions of the JV Interests or of the type described in Sections 2.8(e), (f) and (g)) now owned or hereafter acquired, such Credit Party shall apply 100% of such Net Cash Proceeds to make repayments of the Obligations, if any are then outstanding, in accordance with Sections 2.8(h) and (i); provided that no such repayment shall be required under this Section 2.8(c) with respect to (A) the Disposition of Property that constitutes a Casualty Event, (B) Dispositions for fair market value resulting in no more than $100,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and less than $200,000 in aggregate Net Cash Proceeds before the Maturity Date, (C) any Disposition to the extent no Obligations are then outstanding on the date of receipt of such Net Cash Proceeds, or (D) Dispositions permitted by Section 6.4(b)(i), (ii), (iii) (other than subclause (B) of Section 6.4(b)(iii)), (iv), (v), (vii), (viii) and (ix); and provided, further that so long as no Default or Event of Default shall have occurred and be continuing or arise therefrom, the Borrower shall have the option upon written notice stating its intention to the Administrative Agent and each Lender (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent and each Lender) within ten (10) Business Days of receipt of Net Cash Proceeds from any Disposition, directly or through one or more Credit Party, to invest or commit to invest such Net Cash Proceeds in an amount such that the aggregate amount of all Net Cash Proceeds from any Disposition reinvested as described in clauses (I) and (II) below pursuant to this proviso (and not applied to the Obligations pursuant to this Section 2.8(c)) shall not exceed an amount equal to $25,000,000 in the aggregate (I) within one (1) year of receipt thereof in long term productive assets of the general type used in the business of the Credit Parties, including through Acquisitions permitted hereunder, provided that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to occur of (x) six (6) months of the date of such commitment and (y) the end of such one-year period, the Borrower shall repay the Obligations in accordance with this Section 2.8(c) without giving further effect to such reinvestment right or (II) as a capital contribution or loan to the JV Company within ten (10) Business Days of receipt thereof, provided that if any amount is so committed to be reinvested but is not reinvested within ten (10) Business Days of receipt of such Net Cash Proceeds, the Borrower shall repay the Obligations in accordance with this Section 2.8(c) without giving further effect to such reinvestment right; and

(ii) Not later than one (1) Business Day following the receipt of any Net Cash Proceeds from the Disposition of the JV Interests, such Credit Party shall, subject to the Intercreditor Agreement apply 100% of such Net Cash Proceeds to make repayments of the Obligations (excluding Tranche B Obligations), if any are then outstanding, in accordance with Sections 2.8(h); provided that no such repayment shall be required under this Section 2.8(c) with respect to any Disposition to the extent no Obligations are then outstanding on the date of receipt of such Net Cash Proceeds.

(d) Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance (including the issuance of any Permitted Subordinated Debt) by any Credit Party, the Borrower shall make repayments of the Obligations, if any are then outstanding, in accordance with Sections 2.8(h) in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided that, so long as no Default or Event of Default shall have occurred and be continuing or arise therefrom, the Borrower shall have the option upon written notice stating its intention to the Administrative Agent and each Lender (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent and each Lender) within ten (10) Business Days of receipt of Net Cash Proceeds from any Debt Issuance, directly or through one or more Credit Party, to invest or commit to invest such Net Cash Proceeds in investments permitted pursuant to Section 6.7(g) or (k) within six (6) months of receipt thereof, provided that if any amount is so committed to be reinvested but is not reinvested within six (6) months of the date of receipt of such Net Cash Proceeds, the Borrower shall repay the Obligations in accordance with this Section 2.8(d) without giving further effect to such reinvestment right.

(e) JV Distributions. Not later than one (1) Business Day following the receipt of any cash Dividends or other distributions by any Credit Party in respect of any Credit Party’s ownership of the JV Interests, the Borrower shall make repayments of the Obligations (excluding Tranche B Obligations), if any are then outstanding in accordance with Sections 2.8(h) in an aggregate principal amount equal to 100% of such cash Dividends or other distributions, provided, however, that (i) the Borrower shall only be required to make such repayment after a Credit Party has received aggregate cash Dividends or other distributions totaling in excess of $250,000 in respect of any Credit Party’s ownership of the JV Interests and (ii) no such repayment shall be required under this Section 2.8(e) to the extent that such Dividends or other distributions are intended to be used by Borrower or the applicable Credit Party to pay Taxes attributable to such JV Interests and Dividends and distributions received thereunder that are owed by the Borrower or the applicable Credit Party and such Dividends and distributions are in fact so used.

(f) Casualty Events. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Credit Party, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make repayments of the Obligations in accordance with Sections 2.8(h); provided that no such prepayment shall be required under this Section 2.8(f) with respect to any Disposition of property which constitutes a Casualty Event resulting in no more than $100,000 in Net Cash Proceeds per Casualty Event and less than $500,000 in Net Cash Proceeds from Casualty Events in any fiscal year; provided, further:

(i) so long as no Default or Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall, following the receipt of such Net Cash Proceeds, have delivered a certificate to the Administrative Agent and each Lender within ten (10) Business Days stating that such proceeds are expected to be used to purchase replacement assets or repair such assets and, in each case, to be used in connection with the purposes described in Section 5.9 or otherwise in compliance with the terms of this Agreement no later than 365 days following the date of receipt of the entire amount of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Instruments, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien granted pursuant to the Security Instruments in favor of the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.8, 5.11, and 5.12; and

(ii) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.8(f).

(g) Equity Issuances. No later than five (5) Business Days following the date of receipt by the Borrower of any Net Equity Proceeds, the Borrower shall prepay the Obligations in an aggregate amount equal to 75% (the “Equity Percentage”) of such Net Equity Proceeds; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option upon written notice stating its intention to the Administrative Agent and each Lender (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent and each Lender) within ten (10) Business Days of receipt of such Net Equity Proceeds, directly or through one or more Credit Party, to (A) invest or commit to invest such Net Equity Proceeds (x) in investments permitted pursuant to Section 6.7(g) or (k) within six (6) months from the date of receipt of such Net Equity Proceeds; or (y) in long term productive assets of the general type used in the business of the Credit Parties, including through Acquisitions permitted hereunder, in each case, within one (1) year of receipt of such Net Equity Proceeds or (B) to fund the Target’s activities within six (6) months from the date of receipt of such Net Equity Proceeds, provided that, in the case of investments described in clause (A)(x) above, if any amount is so committed to be reinvested but is not so reinvested within six (6) months from the date of receipt of such Net Equity Proceeds, or in the case of investments described in clause (A)(y) above, if any amount is so committed to be reinvested within such one-year period, but is not reinvested within such one-year period after the receipt of such Net Equity Proceeds or as described in clause (B), within six (6) months from the date of receipt of such Net Equity Proceeds, then, in each case, the Borrower shall use 75% of the unused portion of such Net Equity Proceeds to repay the Obligations in accordance with this Section 2.8(g) without giving further effect to such reinvestment right.

(h) Application of Repayments.

(i) Subject to the provisions of this Section 2.8(h), prior to any optional or mandatory prepayment hereunder, the Borrower shall specify the amount of such prepayment in the notice of such prepayment pursuant to Section 2.8(h)(iii).

(ii) All amounts to be applied to the Obligations pursuant to Section 2.8(c) through (g) shall be applied (a) first, to the repayment of Tranche B Loans and other Tranche B Obligations until the Tranche B Obligations are paid in full, and (b) second, to the repayment of the Loans and other Obligations then due and payable; provided that, no Dividends or Net Cash Proceeds arising from JV Interests or any other “Common Collateral” (as defined in the Intercreditor Agreement) shall be used to pay all or any portion of the Tranche B Obligations. Amounts to be applied pursuant to clause (a) of this Section 2.8(h)(ii) to the repayment of Tranche B Obligations shall be applied (1) first, towards payment of interest (including, but not limited to, any outstanding PIK-B Interest) and fees then due in respect of Tranche B Loans, (2) second, towards payment of principal of Tranche B Loans then due hereunder, and (3) third, towards payment of the Tranche B Exit Fee, with all such amounts distributed ratably among the Tranche B Lenders in accordance with the amounts of principal, interest and fees then due to such Tranche B Lenders. Amounts to be applied pursuant to clause (b) of this Section 2.8(h)(ii) to the repayment of Loans shall be applied to the outstanding Loans, (x) first, towards payment of either the Applicable Premium or Repayment Premium which is due in connection with such repayment, (y) second, towards payment of interest (including, but not limited to, any outstanding PIK Interest) and fees (other than the Applicable Premium or Repayment Premium) then due hereunder, and (z) third, towards payment of principal of the Loans then due hereunder, with all such amounts distributed ratably among the parties entitled thereto in accordance with the amounts of principal, interest and fees then due to such parties.

(iii) Notice of Repayment. If the Borrower is required to make a repayment pursuant to Sections 2.8(c), (d), (e), (f) or (g), the Borrower shall notify the Administrative Agent by written notice of any repayment hereunder, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of repayment. Each such notice shall specify the repayment date, the principal amount of the Loans or Tranche B Loans to be repaid, the amount of accrued interest due in connection therewith and, with respect to the Loans, any Repayment Premium or Applicable Premium, if applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each repayment of any or all of the Loans or Tranche B Loans shall be applied according to Section 2.8(h). Repayments shall be accompanied by accrued interest to the extent required by Section 2.05 of Appendix 2 and Section 2.6.”

(g) Section 2.9(a) of the Credit Agreement is hereby deleted and replaced with the following:

“(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, the Loans or Tranche B Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other recipient of making, converting to, continuing or maintaining any Loan or Tranche B Loans or of maintaining its obligation to make any such Loan or such Tranche B Loans, or to reduce the amount of any sum received or receivable by such Lender, or other recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, or other recipient, the Borrower will pay to such Lender or other recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other recipient, as the case may be, for such additional costs incurred or reduction suffered.”

(h) Section 2.9(b) of the Credit Agreement is hereby deleted and replaced with the following:

“(b) If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans or Tranche B Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.”

(i) The first sentence of Section 2.10 (Breakage Payments) of the Credit Agreement is hereby deleted and replaced with the following sentence:

“In the event of the failure to borrow or prepay any Loan or Tranche B Loan on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (but excluding consequential damages and loss of anticipated profits), if any, attributable to such event.”

(a) Section 2.11(b) of the Credit Agreement is hereby deleted and replaced with the following:

“(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (subject to the priorities set forth in Section 7.6 in the case of proceeds received by the Administrative Agent in respect of any sale of, collection from or realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies) (i) first, towards payment of either the Applicable Premium or Repayment Premium which is due in connection with any repayment, (ii) second, towards payment of interest (including, but not limited to, any outstanding PIK Interest and PIK-B Interest) and fees (other than the Applicable Premium or Repayment Premium) then due with respect to the Loans and the Tranche B Loans hereunder, and (iii) third, towards payment of principal then due hereunder with respect to the Loans and the Tranche B Loans, with all such amounts distributed ratably among the parties entitled thereto in accordance with the amounts of principal, interest and fees then due to such parties.”

(b) Section 2.11(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Obligations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or Tranche B Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or Tranche B Loans, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or Tranche B Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Tranche B Loans to any assignee or participant, other than to any Credit Party or its Affiliates (as to which the provisions of this paragraph shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. If under applicable Debtor Relief Law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.11(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.11(c) to share in the benefits of the recovery of such secured claim.”

(c) The first sentence of Section 2.13(a) (Mitigation of Obligations) of the Credit Agreement is hereby deleted and replaced with the following sentence:

“If any Lender requests compensation under Section 2.9, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans and Tranche B Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.9 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender.”

(d) Clause (ii) of Section 2.13(b) (Replacement of Lenders) of the Credit Agreement is hereby deleted and replaced with the following clause:

“(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Tranche B Loans, accrued interest thereon, accrued fees and and all other amoutns payable to it hereunder (assuming for this purpose that the Loans and Tranche B Loans owing to such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);”

(e) Section 4.8(a) of the Credit Agreement is hereby amended to add the following sentence at the end of such section: “The proceeds of Tranche B Loans will be used by Borrower for the purposes described in Section 5.9.”

(f) The first sentence of Section 4.8(c) of the Credit Agreement is hereby deleted and replaced with the following sentence:

“No proceeds of any Loan or Tranche B Loan will be used, whether directly or indirectly and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with Regulation T, U or X or any other provisions of the regulations of the Federal Reserve Board.”

(g) Clause (a) of Section 18 (Solvency) of the Credit Agreement is hereby deleted and replaced with the following clause

“(a) the Loans and Tranche B Loans,”

(h) Section 4.24 (Foreign Assets Control Regulations) of the Credit Agreement is hereby amended by inserting the phrase “or Tranche B Loans” immediately after the word “Loans”.

(i) Section 4.25 (Anti-Terrorism Law) of the Credit Agreement is hereby amended by inserting the phrase “or Tranche B Loans” immediately after the word “Loans” in each instance that the word “Loans” appears.

(j) Section 5.4(c) of the Credit Agreement is hereby amended by inserting the phrase “or Tranche B Loans” immediately after the word “Loans” in each instance that the word “Loans” appears.

(k) Section 5.9 (Use of Proceeds) of the Credit Agreement is hereby amended to add the following sentence at the end of such section: “Borrower shall use the proceeds of Tranche B Loans to consummate the Target Acquisition on or before December 31, 2012, to repay the Tranche B Loans, to pay transaction costs and expenses incurred in connection with or related to the Target Acquisition, to cash collateralize its obligations under the Compass LC Facility, and for working capital and general corporate purposes.”

(l) The first sentence of Section 5.11 (Further Assurances; Cure of Title Defects) of the Credit Agreement is hereby deleted and replaced with the following sentence:

“Each Credit Party shall, cure promptly any defects in the creation and issuance of the Loans, Tranche B Loans or any Notes and the execution and delivery of the Security Instruments and this Agreement.”

(m) Section 6.1 (Liens, Etc.) of the Credit Agreement is amended to delete the period at the end of clause (l) thereof and to replace it with a semicolon, and to add new clause (m) after such clause (l) as follows: “and (m) any Liens on cash collateral and the Segregated Account securing Debt under the Compass LC Facility to the extent such Debt is permitted to be incurred under Section 6.2(l) of this Agreement; provided that at any time an Event of Default exists and the Borrower shall have pledged cash collateral in an amount greater than 105% of the letter of credit exposure then outstanding under the Compass LC Facility at such time (the “Excess Funds”), upon notice from the Requisite Lenders and Requisite Tranche B Lenders, the Borrower shall, within seven (7) Business Days thereof, cause the transfer of such Excess Funds from the Segregated Account into one of Borrower’s Deposit Accounts subject to an account control agreement in favor of the Agent.”

(n) Section 6.2 (Debts, Guarantees, and Other Obligations) of the Credit Agreement is amended to delete the period at the end of clause (k) thereof and to replace it with a semicolon, and to add a new clause (l) after such clause (k) as follows: “and (l) Debt of the Borrower owing under the Compass LC Facility or letters of credit issued from time to time under the Compass LC Facility, so long as the the maximum aggregate amount of obligations owing with respect to such Debt shall not exceed $40,000,000 at any time and such Debt was cash-collateralized by the applicable Credit Party at the time it was incurrred and such Debt continues to be cash collateralized at all times.”

(o) Section 6.7(g) (Investments) of the Credit Agreement is hereby amended to delete the semicolon at the end of clause (iv) thereof, and to add a new clause (v) after such clause (iv) as follows: “, or (v) with the proceeds of Tranche B Loans, in accordance with the Third Amendment;”

(p) Section 6.13 (Use of Proceeds) of the Credit Agreement is hereby deleted and replaced with the following sentence:

“No Credit Party will permit the proceeds of any Loans or Tranche B Loans to be used for any purpose other than those permitted by Section 5.9. No Credit Party will engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No Credit Party nor any Person acting on behalf of such Credit Party has taken or shall take, nor permit any of the Credit Parties to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of the Loans or Tranche B Loans to purchase or carry any margin stock in violation of Regulation T, U or X.”

(q) Section 6.18 (Anti-Terrorism; Anti Money Laundering) of the Credit Agreement is hereby amended to add a new clause (c) at the end of such section as follows: “(c) Cause or permit any of the funds of such Credit Party that are used to repay Tranche B Obligations to be derived from any unlawful activity with the result that the making of Tranche B Loans would be in violation of law.”

(r) Section 6.19 (Embargoed Person) of the Credit Agreement is deleted in its entirety and replaced with the following:

“No Credit Party shall cause or permit (a) any of the funds or properties of the Credit Parties that are used to repay the Loans or Tranche B Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law, or the Loans or Tranche B Loans made by the Lenders would be in violation of law, the executive order, any related enabling legislation or any other similar executive orders (collectively, “Executive Orders”), or (2) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Credit Parties, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law or the Loans or Tranche B Loans are in violation of law.”

(s) Section 6.20(a) of the Credit agreement is deleted in its entirety and the following is substituted therefor: “(a) the prepayment of the Loans or Tranche B Loans in accordance with the terms of this Agreement,”.

(t) Section 6.25 (JV Holding Sub) of the Credit Agreement is hereby amended by insterting the phrase “(other than any Tranche B Obligations)” in clause (B) thereof immediately after the phrase “the Obligations”.

(u) Section 7.6 (Application of Proceeds) of the Credit Agreement is hereby deleted and replaced with the following:

“Section 7.6 Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property (excluding the Target Property or monies arising from the Target Property or identifiable proceeds of the Tranche B Loans) actually received by Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with any Credit Party which secures any of the Obligations, shall be applied in the following order:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith and all other amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith to which the Secured Parties are entitled to reimbursement pursuant to the terms of any Loan Documents, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than Tranche B Obligations and the principal amount of the Loans) and any fees, premiums and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations (excluding Tranche B Obligations); and

(e) Fifth, unless such monies or Property are attributable to the JV Interests or any other “Common Collateral” (as defined in the Intercreditor Agreement”), the payment in full in cash, pro rata, of interest and other amounts constituting Tranche B Obligations (other than the principal amount of Tranche B Loans) and any fees, premiums and any interest accrued thereon, in each case, equally and ratably in accordance with the respective amount thereof then due and owing;

(f) Sixth, unless such monies or Property are attributable to the JV Interests or any other “Common Collateral” (as defined in the Intercreditor Agreement”), to the payment in full in cash, pro rata, of the principal amount of Tranche B Loans; and

(g) Seventh, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in foregoing clauses (a) through (f) of this Section 7.6, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

From and during the continuance of any Event of Default, any identifiable proceeds of the Tranche B Loans, or any Target Property or monies arising from the Target Property actually received by Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with any Credit Party which secures any of the Obligations, shall be applied in the following order:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith and all other amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith to which the Secured Parties are entitled to reimbursement pursuant to the terms of any Loan Documents, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Tranche B Obligations (other than the principal amount of the Tranche B Loans) and any fees, premiums and any interest accrued on the Tranche B Loans, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the payment in full in cash, pro rata, of principal amount of Tranche B Obligations; and

(e) Fifth, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal on the Loans) and any fees, premiums and any interest accrued thereon, in each case, equally and ratably in accordance with the respective amount thereof then due and owing;

(f) Sixth, to the payment in full in cash, pro rata, of principal amount of the Loans and any premium thereon and any interest accrued thereon; and

(g) Seventh, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in foregoing clauses (a) through (f) of this Section 7.6, the Credit Parties shall remain liable, jointly and severally, for any deficiency.”

(v) Section 8.8 (Indemnification) of the Credit Agreement is deleted in its entirety and replaced with the following:

“Section 8.8 Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY ANY CREDIT PARTY AND WITHOUT LIMITING THE OBLIGATION OF THE CREDIT PARTIES TO DO SO), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES IN EFFECT ON THE DATE ON WHICH INDEMNIFICATION IS SOUGHT UNDER THIS SECTION 8.8 (OR, IF INDEMNIFICATION IS SOUGHT AFTER THE DATE UPON WHICH ALL COMMITMENTS SHALL HAVE TERMINATED AND THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL, RATABLY IN ACCORDANCE WITH SUCH OUTSTANDING LOANS, TRANCHE B LOANS AND COMMITMENTS AS IN EFFECT IMMEDIATELY BEFORE SUCH DATE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, FINES, PENALTIES, ACTIONS, CLAIMS, JUDGMENTS, SUITS, LITIGATION, INVESTIGATIONS, INQUIRIES OR PROCEEDINGS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH AT ANY TIME (WHETHER BEFORE OR AFTER THE PAYMENT OF THE LOANS OR TRANCHE B LOANS) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE COMMITMENTS OR ANY OTHER LOAN DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, THE COMMITMENTS OR ANY OTHER LOAN DOCUMENT (INCLUDING IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR ANY RELATED

PERSON), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS AND ANY LIABILITIES ARISING UNDER ENVIRONMENTAL LAW, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, CLAIMS, SUITS, LITIGATIONS, INVESTIGATIONS, INQUIRIES OR PROCEEDINGS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT OF POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY ANY CREDIT PARTY. To the extent that the indemnity obligations provided in this Section 8.8 are for the benefit of the Administrative Agent as the named secured party under the Liens granted under the Security Instruments, each Lender hereby agrees that if such Lender ceases to be a Lender hereunder but Obligations owing to such Lender or an Affiliate of such Lender continue to be secured by such Liens, then such Lender shall continue to be bound by the provisions of this Section 8.8 until such time as such Obligations have been satisfied or terminated in full and subject to the terms of the last sentence of Section 10.9. The agreements in this Section 8.8 shall survive the payment of the Loans, Tranche B Loans and all other amounts payable hereunder.”

(w) Section 9.1 (The Guarantee) of the Credit Agreement is deleted in its entirety and replaced with the following:

“The Guarantors (other than JV Holding Sub) hereby, jointly and severally, guarantee, as primary obligors and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to the Borrower, on Tranche B Loans made by Tranche B Lenders to the Borrower, and any Notes held by each Lender, and all other Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document (such obligations being herein collectively called the “Uncapped Guaranteed

Obligations”), and the JV Holding Sub hereby, jointly and severally with the other Guarantors, guarantees, as primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to the Borrower and any Notes related to such Loans held by each Lender, and all other Obligations (other than any Tranche B Obligations) from time to time owing to the Secured Parties by any Credit Party under any Loan Document (such obligations being herein collectively called the “Capped Guaranteed Obligations”; and together with the Uncapped Guaranteed Obligations, the “Guaranteed Obligations”), in each case strictly in accordance with the terms thereof. The Guarantors (other than JV Holding Sub) hereby, jointly and severally, agree that if the Borrower or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. JV Holding Sub hereby, jointly and severally with the other Guarantors, agrees that if the Borrower or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Capped Guaranteed Obligations, it will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Capped Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.”

(x) Section 10.1 (Amendments, Etc.) of the Credit Agreement is deleted in its entirety and replaced with the following:

“10.1 Amendments, Etc. Notwithstanding anything to the contrary contained herein, no amendment or waiver of any provision of this Agreement, any Notes, or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) so long as any Tranche B Obligations (other than any indemnification obligations not yet due) are outstanding, the Requisite Lenders, Requisite Tranche B Lenders, and each Credit Party, and (ii) at any time when no Tranche B Obligations (other than any indemnification obligations not yet due) are outstanding, the Requisite Lenders and each Credit Party, and then, in each case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following:

(a) reduce the principal of, or interest on, or any fees or other amounts payable hereunder or under any other Loan Document,

(b) postpone any date fixed for any payment of principal of, or interest on, or any fees or other amounts payable hereunder or under any other Loan Document or extend the Maturity Date or the Availability Period,

(c) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder or under any other Loan Document,

(d) amend Section 2.8(h)(ii), Section 2.9, Section 2.10, Section 2.11(b) or (c), Section 2.12, Section 2.13, Section 2.14, Article III, Section 7.6, Section 8.8 or this Section 10.1 or the definition of “Pro Rata Share”,

(e) amend the definition of “Requisite Lenders”, “Defaulting Lender,” or “Requisite Tranche B Lenders,”

(f) release any Guarantor from its obligations under any Guarantee other than as a result of a transaction permitted hereby,

(g) release Liens on the JV Interests in favor of the Administrative Agent except for (i) the sale thereof sold as permitted by this Agreement or (ii) releases of the Lien on the JV Interests in favor of the Administrative Agent as permitted under Section 8.10(c), or

(h) amend the definition of “Secured Parties” or the definition of “Obligations” in this Agreement or any such corresponding terms in any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by Lenders holding 66.66% of the unfunded Commitments and outstanding Loans and, other than with respect to any JV Interests, the Tranche B Lenders, release any item of Collateral from the Liens of the Loan Documents except for (i) Collateral that is sold, transferred or otherwise disposed of as permitted by this Agreement (ii) releases of Collateral as permitted under Section 8.10(c) and (iii) releases of Excluded Collateral.

(y) Clause (ii) of Section 10.4(b) of the Credit Agreement is deleted in its entirety and the following is substituted therefor: “(ii) in connection with the Loans made and Tranche B Loans, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and Tranche B Loans.”

(z) Section 10.6(b)(i)(B) of the Credit Agreement is deleted in its entirety and the following substituted therefor: “(B) the amount of the Loans or Tranche B Loans of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender or an Approved Fund, not less than $1,000,000 (or, if less, the entire remaining amount of the assigning Lender’s Loans or Tranche B Loans) and shall be, if not assigned in full, an integral multiple of $1,000,000 in excess thereof,”.

(aa) Section 10.6(b)(ii) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(ii) If any Assignor desires to sell any portion of its Pro Rata Share of the Loans or Commitments (and its Pro Rata share of the Warrants), or Tranche B Loans, to any Person (other than to a Lender or an Approved Fund) while the Obligations or any Commitments are outstanding, then such Lender shall first deliver a written offer letter (the “Offer Letter”) to the Borrower and the other Lenders and/or Holders (collectively, the “Other Lenders”) notifying them of its desire to sell a portion of its Pro Rata Share of the Loans or Commitments (and its Pro Rata share of the Warrants), or Tranche B Loans, and indicating the exact amount of Loans and Warrants (or underlying Warrant Shares (as defined in the Warrant Issuance Agreement)), or Tranche B Loans, desired to be sold by the Assignor (collectively, the “Offered Loans”). Upon receipt of the Offer Letter, the Other Lenders (or any of them) shall have three (3) Business Days to elect to make an offer to collectively purchase all of the Offered Loans for cash by delivering a written notice of an offer to the Assignor (the “Offer”). The Offer shall set forth the purchase price (the “Loans Offer Price”) for all of the Offered Loans that the Other Lender(s) making the Offer (the “Offering Lenders”) desire(s) to purchase, which Loans Offer Price shall, in the event the Offering Lenders do not propose the same Loans Offer Price, be determined by holders of a majority of (x) with respect to a sale of any portion of the Loans, the principal amount of the Loans then outstanding held by the Offering Lenders and (y) with respect to a sale of any Tranche B Loans, the principal amount of Tranche B Loans then outstanding held by the Offering Lenders. The Assignor will then have ten (10) days from its receipt of the Offer to notify the Other Lenders in writing of its acceptance or rejection of the Offer. If no such acceptance or rejection notice is given by the Assignor, then the Assignor shall be deemed to have rejected the Offer. In the event that the Assignor accepts the Offer, any Offering Lender and any Other Lender that desires to purchase a portion of the Offered Loans, shall have the right to purchase a portion of the Offered Loans on the terms and conditions set forth in the Offer that was accepted by the Assignor and shall thereafter be deemed to be an “Offering Lender” for all purposes hereunder, and the accepted Offer shall be deemed made on a pro rata basis among such Offering Lenders and Other Lenders on the basis of their pro rata ownership (together with their Affiliates) of (x) with respect to a sale of any portion of the Loans, the principal amount of the Commitments (or if no Commitments are outstanding, the principal amount of the Loans) prior to such Offer, and (y) with respect to a sale of Tranche B Loans, the principal amount of Tranche B Loans prior to such Offer. The closing of the purchase of the Offered Loans by the Offering Lenders (including any additional Other Lenders that desire to participate in such Offer) shall occur within thirty (30) days after the Assignor’s acceptance of the Offer at the offices of the Borrower or as otherwise mutually agreed by the Assignor and the Offering Lenders (including any additional Other Lenders that desire to participate in such Offer), with notice to the Administrative Agent. In the event that more than one Other Lender elects to be an Assignor, then, unless otherwise agreed by such Offering Lenders, such Offer shall be made on a pro rata basis among such Offering Lenders on the basis of their pro rata ownership (together with their Affiliates) of (x) with respect to a sale of any portion of the Loans, the principal amount of the Loans prior to such Offer, and (y) with respect to a sale of Tranche B Loans, the principal amount of Tranche B Loans prior to such Offer. Notwithstanding the foregoing, in the event that the Assignor rejects the Offer or the Offering Lenders, taken together, fail to close such purchase within the time period provided above, then such Offered Loans may be sold by the Assignor to a third party within 120 days after the expiration of the applicable time period set forth above. Any such sale of Offered Loans to a third party shall be for consideration of not less than the Loans Offer Price and upon other terms and conditions, if any, not materially less favorable to the purchaser than those specified in the Offer. Any Offered Loans not sold within such 120-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section 10.6(b)(ii).”

(bb) Section 10.7(a) (Indemnification) of the Credit Agreement is deleted in its entirety and replaced with the following:

“EACH CREDIT PARTY SHALL, AND DOES HEREBY INDEMNIFY, ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND EACH LENDER, AND EACH OFFICER, DIRECTOR, EMPLOYEE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY ANY CREDIT PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, ANY LOAN, ANY TRANCHE B LOAN, OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY CREDIT PARTY OR

ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES, OR ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.”

(cc) Section 10.7(b) (Waiver of Damages) of the Credit Agreement is deleted in its entirety and replaced with the following:

“To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Tranche B Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 10.7(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(dd) The Credit Agreement is amended to add a new Exhibit L (Form of Tranche B Note) in the form of Exhibit L to this Amendment. The Credit Agreement is amended to add a new Schedule 1-B (Tranche B Commitment) in the form of Schedule 1-B to this Amendment.

3. Joinder by Target.

(a) In accordance with Section 5.12 of the Credit Agreement, upon the closing of the Target Acquisition on or before December 31, 2012, Target, by its signature below, hereby agrees with the Administrative Agent, Lenders, Borrower and the other Credit Parties, that Target (a) automatically and without further action by any party joins the Credit Agreement as a party thereto, agrees to become a “Guarantor” and a “Credit Party” thereunder, and absolutely and unconditionally assumes, jointly and severally with the Guarantors and the Credit Parties, all of the obligations of a Guarantor and a Credit Party under the Credit Agreement, with the same force and effect as if it had been originally named as a Guarantor and a Credit Party therein, (b) pursuant to the Assumption Agreement attached hereto as Exhibit A, joins the Pledge and Security Agreement as a party thereto, agrees to become a “Grantor” thereunder, and absolutely and unconditionally assumes, jointly and severally with the Grantors, all of the obligations of a Grantor under the Pledge and Security Agreement, with the same force and effect as if it had been originally named as a Grantor therein, (c) agrees to be bound by the provisions of the Credit Agreement and the other Loan Documents as a “Guarantor”, a “Credit Party” and a “Grantor”, as applicable as if it had been an original party to the Credit Agreement and the other Loan Documents, (d) hereby unconditionally grants and pledges to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) to the Administrative Agent and each Lender of the Obligations, a continuing security interest in and to and Lien on all of Target’s right, title and interest in the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, in accordance with the Pledge and Security Agreement, and (d) confirms that, upon its joinder to the Credit Agreement and the Loan Documents as set forth above, the representations and warranties set forth in the Credit Agreement and the Loan Documents with respect to it are true and correct in all material respects as of the date hereof and that no Default or Event of Default has occurred and is continuing. Target shall cooperate with the Administrative Agent and each Lender and execute such further instruments and documents as the Administrative Agent or any Lender may reasonably request to effectuate this joinder to the Credit Agreement by Target.

(b) The following Schedules to the Credit Agreement are hereby supplemented to add the information set forth on Annex A to this Amendment effective as of the closing of the Target Acquisition on or before December 31, 2012: Schedules 4.5, 4.7, 4.12(b), 4.13(a), 4.15(d), 4.17, 4.19, 4.20, 4.21, 4.23, and 6.22.

4. Waiver. Borrower has failed to pay Lenders existing on the Closing Date the Closing Fee required to be paid by it on the Closing Date pursuant to the Lenders Fee Letter and Section 2.5 of the Credit Agreement and, as a result, an Event of Default under Section 7.1(a) of the Credit Agreement (the “Specified Default”) has occurred. Each Credit Party hereby acknowledges and agrees that the “Specified Default” has occurred, and is continuing and cannot be cured by it, and has not previously been waived by the Lenders. Subject to the satisfaction of the conditions precedent set forth in Section 13 hereof, the Lenders hereby waive the Specified Default and any other Default or Event of Default arising therefrom as of the effectiveness of this Amendment. Nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default (whether now existing or hereafter arising) other than the Specified Default, whether or not known to the Administrative Agent or any Lender. The Lenders’ entry into this Amendment shall not obligate or commit the Lenders to provide any other consents or waivers under the Credit Agreement or the other Loan Documents in the future, whether for purposes similar to those described herein or otherwise.

5. Compass LC Facility. The Requisite Lenders hereby approve and consent to the Borrower’s execution, delivery and performance of the Compass LC Facility and the use of proceeds from any Advance and the Tranche B Loans to cash collateralize obligations under the Compass LC Facility, so long as the Debt under the Compass LC Facility is permitted by the terms of the Credit Agreement.

6. Amendment to Pledge and Security Agreement.

(a) The definition of “Excluded Property” in Section 2 of the Pledge and Security Agreement is hereby amended by deleting the “and” immediately before clause (d) thereof and inserting a new clause (e) immediately after the words “JV Interests” as follows:

(e) each Deposit Account, securities account or certificate of deposit specifically pledged by the Borrower to Compass Bank in connection with the Compass LC Facility and any cash, securities or deposits in such account, so long as such cash collateral is specifically segregated from other Collateral pledged by the Credit Parties and so long as the Debt under the Compass LC Facility is permitted by the terms of the Credit Agreement

(b) The definition of “Excluded Account” in Section 5.1 of the Pledge and Security Agreement is hereby amended by deleting the “and” immediately before clause (iv) thereof and inserting a new clause (v) immediately after the words “shall be so designated” as follows:

(v) each Deposit Account, securities account or certificate of deposit specifically pledged by the Borrower to Compass Bank in connection with the Compass LC Facility and any cash, securities or deposits in such account, so long as such cash collateral is specifically segregated from other Collateral pledged by the Credit Parties and so long as the Debt under the Compass LC Facility is permitted by the terms of the Credit Agreement

(c) The definition of “Guarantor Obligations” in the Pledge and Security Agreement is hereby ameded by inserting the following at the end thereof, immediately after the phrase “Company Obligations”:

provided, for the avoidance of doubt, that the JV Holding Sub’s Guarantor Obligations shall, in no event, include or be deemed to include any of the Company Obligations other than the Capped Guaranteed Obligations,

7. Amendment to Parent Pledge Agreement. Section 2.2 of the Parent Pledge Agreement is hereby amended by adding the phrase “(other than any Tranche B Obligations)” at the end thereof immediately after the word “Obligations”.

8. Sale of Oilfield Stock. Notwithstanding anything herein or in any other Loan Document to the contrary, the Lenders hereby consent to the sale (the “Oilfield Disposition”) by the Borrower of the Equity Interests of Oilfield Tubulars & Supply LLC (“Oilfield”) owned by the Borrower pursuant to the terms and conditions of that certain Membership Interest Purchase Agreement, dated as of December 26, 2012 by and between by the Borrower and the Industrial Group LLC (the “Membership Purchase Agreement”), and agree that such Equity Interests shall be released from the Lien granted to the Administrative Agent pursuant to Section 8.10(c) of the

Credit Agreement upon the Disposition of such Equity Interests pursuant to the Membership Purchase Agreement, and upon the Oilfield Disposition the Lenders hereby authorize the Administrative Agent to execute the Partial Release attached as Exhibit B hereto and all other documents and take all action reasonably requested by the Borrower (at the Borrower’s sole expense) to evidence the release of such Equity Interests from the Secured Parties’ Liens, including, without limitation, filing or causing to be filed the UCC-3 amendment statement attached as Exhibit C hereto. The Borrower hereby notifies the Administrative Agent and the Lenders pursuant to Section 2.8(c) of the Credit Agreement (as amended hereby) that it intends to invest all of the Net Cash Proceeds from the Oilfield Disposition in the Target pursuant to the Target Acquisition. Accordingly, such Net Cash Proceeds will not be applied to the repayment of the Obligations or the Tranche B Obligations to the extent they are actually so invested.

9. Consent to Change of Name. The Lenders hereby waive the 10 days’ prior written notice required under Section 5.17(a) of the Credit Agreement with respect to the Target’s change of name in connection with the Target Acquisition and agree that the Target may, concurrently with or after the consummation of the Target Acquisition, change its name to “Texadian Energy, Inc.” and Target’s subsidiary may change its name to “Texadian Energy Canadian Limited”, provided that the Credit Parties shall, prior to or concurrently with such name change, have complied with the other provisions of Section 5.17(a) and shall notify the Administrative Agent of such name change promptly upon receipt of evidence thereof.

10. Direction to execute JPM Consent. The Lenders hereby direct the Administrative Agent to execute the consent attached as Exhibit D hereto and to deliver such executed consent to the Borrower and the JV Company Credit Facility Agent on the Third Amendment Effective Date.

11. Representations and Warranties. Each of the Borrower and each of the Guarantors hereby confirms, reaffirms and restates the representations and warranties made by it in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof. The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment) to the Lenders that:

(a) The execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s governing powers, (ii) have been duly authorized by all necessary governing action, (iii) do not contravene (x) such Credit Party’s Organizational Documents or (y) any law or any contractual restriction binding on or affecting such Credit Party, and (d) will not result in or require the creation or imposition of any Lien prohibited by the Loan Documents;

(b) No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Amendment, or the consummation of the transactions contemplated hereby, except for those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect;

(c) This Amendment has been duly executed and delivered by such Credit Party and is the legal, valid, and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity; and

(d) No Default or Event of Default has occurred and is continuing.

12. Effect of this Amendment. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. The terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement or any other Loan Document except as expressly set forth above, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

13. Conditions Precedent. This Amendment shall become effective when, and only when, (i) all Lenders shall have executed this Amendment and received counterparts of this Amendment, duly executed by the Borrower and each Guarantor, and (ii) all conditions precedent set forth in Appendix 3 hereto shall have been satisfied or waived, as provided therein, provided that, notwithstanding anything herein to the contrary, Section 3 (Joinder) hereof shall not be effective until the consummation of the Target Acquisition on or prior December 31, 2012.

14. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and such other documents, and no investigation by the Administrative Agent or the Lenders or any closing of any transaction shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.

(b) Notices. All notices required to be made under this Amendment shall be made in the manner and at the address set forth in Section 10.2 of the Credit Agreement.

(c) Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all reasonable fees and out-of-pocket disbursements incurred by the Administrative Agent or the Lenders in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including without limitation the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders, to the same extent that the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d) Reference to Credit Agreement. From and after the effectiveness of this Amendment, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in any other Loan Document to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time. The Amendment shall constitute a Loan Document under the Credit Agreement for all purposes.

(e) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Section Headings. Section headings herein are included for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

(g) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(i) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns. The Credit Parties may not assign this Amendment or any of their respective rights or obligations hereunder to any Person without the prior written consent of the Requisite Lenders, which consent may be withheld or given in each such Lender’s sole discretion.

(j) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(k) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, and to the performance by the Borrower of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Third Amendment to Delayed Draw Term Loan Credit Agreement and Joinder Agreement as of the date first written above.

BORROWER:

PAR PETROLEUM CORPORATION, a
Delaware corporation

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

GUARANTORS:

PAR PICEANCE ENERGY EQUITY LLC, a
Delaware limited liability company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

PAR UTAH LLC, a Delaware limited liability
company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

EWI LLC, a Delaware limited liability company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement

PAR WASHINGTON LLC, a Delaware limited
liability company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

PAR NEW MEXICO LLC, a Delaware limited
liability company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

HEWW EQUIPMENT LLC, a Delaware limited
liability company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

PAR POINT ARGUELLO LLC, a Delaware
limited liability company

By: PAR PETROLEUM CORPORATION, a
Delaware corporation, its Sole Member

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement

Effective as to Seacor Energy Inc. as of the consummation of the Target Acquisition on or before December 31, 2012.

SEACOR ENERGY INC.

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Vice President, Treasurer and Secretary

Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement

ADMINISTRATIVE AGENT:

JEFFERIES FINANCE LLC

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement

LENDERS: WB DELTA, LTD., as a Lender

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Director

[Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder,

Waiver, Consent and Omnibus Amendment Agreement]

ZCOF PAR PETROLEUM HOLDINGS, L.L.C., as a Lender

By:	/s/ Jon Wasserman
Name:	Jon Wasserman
Title:	Vice President

[Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder,

Waiver, Consent and Omnibus Amendment Agreement]

WATERSTONE OFFSHORE ER FUND, LTD., as a Lender By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

PRIME CAPITAL MASTER SPC, GOT WAT
MAC SEGREGATED PORTFOLIO, as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

WATERSTONE MARKET NEUTRAL MAC51, LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

WATERSTONE MARKET NEUTRAL MASTER FUND, LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

WATERSTONE MF FUND, LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name:	Jeffrey C. Erb
Title:	General Counsel

[Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder,

Waiver, Consent and Omnibus Amendment Agreement]

NOMURA WATERSTONE MARKET NEUTRAL FUND, LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name: Jeffrey C. Erb
Title: General Counsel

WATERSTONE OFFSHORE BLR FUND LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name: Jeffrey C. Erb
Title: General Counsel

WATERSTONE DISTRESSED OPPORTUNITIES BLR FUND LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name: Jeffrey C. Erb
Title: General Counsel

WATERSTONE OFFSHORE AD BLR FUND LTD., as a Lender
By: Waterstone Capital Management, L.P.

By:	/s/ Jeffrey C. Erb
Name: Jeffrey C. Erb
Title: General Counsel

[Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder,

Waiver, Consent and Omnibus Amendment Agreement]

HIGHBRIDGE INTERNATIONAL, LLC, as a Lender
By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

[Signature Page to Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder,

Waiver, Consent and Omnibus Amendment Agreement]

APPENDIX 1-A

NEW DEFINED TERMS

“Compass LC Facility” means the letter of credit facility provided by Compass Bank, as letter of credit issuer, to Borrower pursuant to a certain Letter of Credit Facility Agreement dated as of December 27, 2012, by and between the Borrower and Compass Bank d/b/a BBVA Compass, and any amendments, extensions or replacements thereto, whereby Compass Bank agrees to issue letters of credit for the account of Borrower and its Subsidiaries.

“PIK-B Interest” has the meaning assigned to such term in Section 2.05(a)(ii) in Appendix 2.

“Requisite Tranche B Lenders” means, (a) at any time when there are more than two Tranche B Lenders, Tranche B Lenders holding unfunded Tranche B Commitments and outstanding Tranche B Loans representing more than 50% of the sum of all unfunded Tranche B Commitments of the Tranche B Lenders and the all of outstanding Tranche B Loans of the Tranche B Lenders and (b) at any time when there are one or two Tranche B Lenders, all Tranche B Lenders, provided, however, that for purposes of determining whether there are more than two Tranche B Lenders, a Tranche B Lender and each of its Approved Funds shall be deemed to constitute a single Tranche B Lender and; provided further that, if there are two or more Tranche B Lenders, the Tranche B Commitment of, and the portion of Tranche B Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Tranche B Lenders unless all Tranche B Lenders are Defaulting Lenders.

“Segregated Account” has the meaning given such term in Section 2.13 of Annex 2 to the Credit Agreement.

“Specified Account” has the meaning given such term in Section 2.13 of Annex 2 to the Credit Agreement.

“Target” means Seacor Energy Inc., a Delaware corporation.

“Target Acquisition” means the Acquisition by Borrower, directly or indirectly, of all of the issued and outstanding common stock of Target pursuant to the Target Purchase Agreement.

“Target Property” means any property or assets (whether real, person, or mixed, tangible or intangible, of Target.

“Target Purchase Agreement” means that certain Purchase and Sale Agreement dated on or about December 31, 2012, between Seacor Holdings, Seacor Energy Inc. and Borrower.

“Third Amendment” means that certain Third Amendment to Delayed Draw Term Loan Credit Agreement and Joinder Agreement dated December 28, 2012, among Borrower, the other Credit Parties thereto, Lenders, and the Administrative Agent.

Appendix 1-A – Page 1

“Third Amendment Effective Date” means December 28, 2012.

“Tranche B Commitment” means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to fund its Pro Rata Share of Tranche B Loans in accordance with the provisions hereof and as set forth on Schedule I-B. The aggregate amount of the Tranche B Commitment on the Third Amendment Effective Date is $35,000,000.

“Tranche B Default Rate” has the meaning assigned such term in Appendix 2.

“Tranche B Exit Fee” has the meaning given such term in Appendix 2.

“Tranche B Lender” means a party hereto that (a) is a lender specified on Schedule 1-B on the Third Amendment Effective Date or (b) is an Eligible Assignee that became a Tranche B Lender under this Agreement pursuant to Section 2.13 or Section 10.6.

“Tranche B Loan” means each Tranche B loan made by the Tranche B Lenders to the Borrower pursuant to Section 2.01(b) of the Appendix 2.

“Tranche B Maturity Date” means, in accordance with the terms of this Agreement, the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations, (ii) July 1, 2013, and (iii) January 7, 2013, only if the Target Acquisition is not consummated prior to January 1, 2013.

“Tranche B Obligations” means all Obligations relating to or arising out of or in connection with the Tranche B Loans or the Tranche B Commitments.

Appendix 1-A – Page 2

APPENDIX 1-B

EXISTING DEFINED TERMS

“Applicable Premium” means, the greater of (i) 1.0% of the outstanding principal balance of the Obligations, excluding Tranche B Obligations, as of any Make-Whole Prepayment Date and (ii) the excess of the present value at such Make-Whole Prepayment Date, computed using a discount rate equal to the Treasury Rate at such Make-Whole Prepayment Date, plus 50 basis points, of the sum of (A) all scheduled interest payments due on the Obligations, excluding Tranche B Obligations, from such Make-Whole Prepayment Date through the first anniversary of the Closing Date (exclusive of any accrued and unpaid interest to the Make-Whole Prepayment Date) plus, (B) the First Anniversary Prepayment Amount (assuming the First Anniversary Prepayment Amount were paid on the first anniversary of the Closing Date) over (C) the outstanding principal amount of the Obligations excluding Tranche B Obligations, of the Make-Whole Prepayment Date.

“Borrowing” means any Loan and any Tranche B Loan permitted to be made hereunder.

“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.1 or Section 2.01 of Appendix 2, as the case may be, and substantially in the form of Exhibit G, or such other form as shall be approved by the Administrative Agent.

“Interest Payment Date” means (i) the last Business Day of each fiscal quarter of the Borrower during any period in which any portion of the Loans or Tranche B Loans are outstanding, (ii) in the case of the Loans, the Maturity Date, and (iii) in the case of the Tranche B Loans, the Tranche B Maturity Date.

“Lenders” means a party hereto that (a) is a Lender listed on the signature pages of this Agreement on the date hereof, (b) is an Eligible Assignee that became a Lender under this Agreement pursuant to Section 2.13 or Section 10.6, or (c) is a Tranche B Lender.

“Maturity Date” means, in accordance with the terms of this Agreement, the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations, and (ii) August 31, 2016.

“Note” means a promissory note of Borrower payable to any Lender, in substantially the form of (a) the attached Exhibit E, evidencing the indebtedness of Borrower to such Lender resulting from Advances owing to such Lender, and (b) the attached Exhibit L, evidencing the indebtedness of Borrower to such Lender resulting from Tranche B Loans owing to such Lender.

“Non-Consenting Lender” means, any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 10.1 and (ii) has been approved by the Requisite Lenders and the Requisite Tranche B Lenders.

Appendix 1-B – Page 1

“Obligations” means (a) obligations of the Borrower and the other Credit Parties from time to time to pay (and otherwise arising under or in respect of the due and punctual payment of) (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on the Tranche B Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Credit Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Credit Parties under or pursuant to this Agreement and the other Loan Documents.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Tranche B Loan or Loan Document).

“Permitted Subordinated Debt” means Debt incurred by the Credit Parties; provided that (i) such Debt shall be subordinated in right of payment to the payment in full of the Obligations, (ii) such Debt shall be either (x) unsecured or (y) secured by the Collateral on a junior basis (including with respect to the control of remedies) with the Obligations, (iii) if such Debt is secured, the holders of such Debt (or their senior representative or agent) and the Administrative Agent (and if such Debt is secured by the JV Interests, the JV Company Credit Facility Agent) shall be party to an intercreditor agreement reasonably satisfactory to the Administrative Agent, (iv) such Debt shall not be at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Debt than the terms of the Guaranty, (v) such Debt shall have covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums, funding discounts or optional prepayment or redemption provisions) that are substantially identical to, or less favorable to the investors providing such Debt than, those set forth in this Agreement, (vi) the maturity date of such Debt shall be no earlier than the date that is six (6) months after the Maturity Date, and (vii) there shall be no scheduled amortization of such Debt, and such Debt shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans, the Tranche B Loans and all other Obligations), in each case prior to the date that is six months after the Maturity Date.

Appendix 1-B – Page 2

“Pro Rata Share” means as to any Lender, at the relevant date of determination, (a) with respect to the Loans, the fraction (expressed as a percentage), the numerator of which is such Lender’s unfunded Commitment (if any) and outstanding Loans and the denominator of which is the aggregate amount of all of the Lenders’ unfunded Commitments and all of the outstanding Loans of the Lenders, and (b) with respect to the Tranche B Loans, the fraction (expressed as a percentage), the numerator of which is the portion of Tranche B Loans outstanding and owed to such Tranche B Lender, and the denominator of which is the aggregate outstanding amount of all the outstanding Tranche B Loans of the Tranche B Lenders.

“Requisite Lenders” means with respect to the Loans, (a) at any time when there are more than two Lenders holding Loans, Lenders holding unfunded Commitments and outstanding Loans representing more than 50% of the sum of all unfunded Commitments of the Lenders and all of the outstanding Loans of the Lenders and (b) at any time when there are one or two Lenders holding Loans, all such Lenders, provided, however, that for purposes of determining whether there are more than two such Lenders, a Lender and each of its Approved Funds shall be deemed to constitute a single Lender and; provided further that, if there are two or more such Lenders, the Commitment of, and the portion of the Advances held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders unless all such Lenders are Defaulting Lenders.

Appendix 1-B – Page 3

APPENDIX 2

TRANCHE B

2.01 Tranche B Commitment. (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Tranche B Lender severally, and not jointly, agrees to make a Tranche B Loan available to the Borrower in Dollars in an aggregate principal amount not to exceed such Tranche B Lender’s Tranche B Commitment on the Third Amendment Effective Date in accordance with this Appendix 2; provided, however, (i) with regard to each Tranche B Lender individually, the aggregate principal amount of such Tranche B Lender’s outstanding Tranche B Loans shall not at any time exceed such Lender’s Tranche B Commitment, which is set forth in Schedule I-B attached hereto, and (ii) with regard to the Tranche B Lenders collectively, the sum of the aggregate principal amount of Tranche B Loans made hereunder shall not at any time exceed the Tranche B Commitment for all Tranche B Lenders. The failure of any Tranche B Lender to make any Tranche B Loan shall not in itself relieve any other Tranche B Lender of its obligation to lend hereunder (it being understood, however, that no Tranche B Lender shall be responsible for the failure of any other Tranche B Lender to make any Tranche B Loan required to be made by such other Tranche B Lender). Amounts repaid or prepaid on any Tranche B Loans may not be reborrowed.

(b) Each Tranche B Lender shall make its Tranche B Loan on the Third Amendment Effective Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 10:00 a.m., New York City time, and the Administrative Agent shall promptly credit and/or remit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived in accordance herewith, return the amounts so received to the respective Tranche B Lenders.

(c) The Administrative Agent shall only be required to advance funds to the Borrower with respect to Tranche B Loans to the extent that the Administrative Agent shall have received such funds from the Tranche B Lenders.

(d) To request Tranche B Loans, the Borrower shall deliver, by hand delivery or email, a duly completed and executed Borrowing Request to the Administrative Agent and each Tranche B Lender not less than one Business Day before the Third Amendment Effective Date. Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with the foregoing provisions of Section 2.01:

(i)	the aggregate amount of the Tranche B Loans;

(ii)	the date on which the Tranche B Loans are to be advanced, which shall be the Third Amendment Effective Date;

(iii)	the location and number of Borrower’s Deposit Accounts at Compass Bank to which funds are to be disbursed (i) to the Segregated Account to cash collateralize letters of credit under the Compass LC Facility, and (ii) to the Specified Account; and

Appendix 2 – Page 1

(iv)	that the conditions set forth in Appendix 3 have been satisfied with respect to the Tranche B Loans (other than consummation of the Target Acquisition on or before December 31, 2012).

(e) Promptly following receipt of the Borrowing Request for Tranche B Loans in accordance with this Section 2.01, the Administrative Agent shall advise each Tranche B Lender of the details thereof.

2.02 Funding Limitations. For the avoidance of doubt, Administrative Agent shall have no Tranche B Commitment (to make Tranche B Loans) in its capacity as Administrative Agent and Administrative Agent’s requirement to make Tranche B Loans (from the Tranche B Loan proceeds received from the Tranche B Lenders) in accordance with the provisions hereof shall be limited to the funds that it receives from the Tranche B Lenders (to fund such Tranche B Loans).

2.03 Evidence of Debt; Repayment of Tranche B Loans.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Lender, the unpaid principal amount of the Tranche B Loan of such Tranche B Lender and all other Tranche B Obligations on the Tranche B Maturity Date (or sooner in accordance with the provisions hereof). All payments or repayments of Tranche B Obligations shall be made in Dollars.

(b) Each Tranche B Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Tranche B Lender resulting from the Tranche B Loan made by such Tranche B Lender, including the amounts of principal and interest payable and paid to such Tranche B Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Tranche B Loan made hereunder; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Tranche B Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Tranche B Lenders and each Tranche B Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded in the absence of manifest error; provided that the failure of any Tranche B Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Tranche B Loans in accordance with their terms. In the event of a conflict between records maintained by any Tranche B Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.

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(e) Any Tranche B Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Tranche B Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Tranche B Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit L. Thereafter, Tranche B Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered as signs).

2.04 Tranche B Exit Fee. Borrower shall pay a fee in an amount equal to 5% of the aggregate Tranche B Commitments (the “Tranche B Exit Fee”), which fee is payable pro rata to each Tranche B Lender who has a Tranche B Commitment on the Third Amendment Effective Date, based on its Pro Rata Share of the Tranche B Commitments on the Third Amendment Effective Date. The Tranche B Exit Fee shall be fully-earned on the Third Amendment Effective Date, and is due and payable in full in immediately available funds by Borrower on the Tranche B Maturity Date or, if earlier, on the date on which the Tranche B Loans shall be paid in full, whether voluntarily or as required herein, and is nonrefundable. The Tranche B Exit Fee shall in no way limit Borrower’s obligations to pay any other fee, or reimburse the Administrative Agent or the Lenders for any cost or expense, under the Loan Documents.

2.05 Interest. (a) Tranche B Loans shall bear interest at the Borrower’s election, subject to the terms and conditions hereof, as follows:

(i)	at a rate per annum equal to nine and three quarters percent (9.75%), payable in cash in accordance with Section 2.05(c) of this Appendix 2; or

(ii)	at a rate per annum equal to nine and three quarters percent (9.75%) which shall be paid in kind and capitalized (and thereby added to principal, which shall thereafter accrue interest) on the last day of each fiscal quarter (“PIK-B Interest”).

The Borrower must elect the form of interest payment with respect to each Interest Period by delivering a written notice to the Administrative Agent and each Tranche B Lender at least thirty (30) days prior to the beginning of each Interest Period which notice shall be irrevocable. In the absence of such an election for any Interest Period, interest on Tranche B Loans shall be payable according to the election for the previous Interest Period; provided, however, subject to Section 2.05(b) of Appendix 2, at any time after an Event of Default shall have occurred and is continuing, the Borrower may not elect PIK-B Interest. For the avoidance of doubt, for purposes of this Section, the Borrower may file materials with the SEC stating its intention regarding the election of the form of interest provided, that such filing shall not constitute notice unless a copy of such filing is delivered to the Administrative Agent and each Tranche B Lender. The parties hereto hereby acknowledge and agree that the Borrower shall be deemed to have elected PIK-B Interest for the Interest Period beginning on the Third Amendment Effective Date.

(b) Notwithstanding the foregoing, from and after the date that an Event of Default shall have occurred and be continuing (including, without limitation, at any time during an Interest Period), at the request of the Requisite Tranche B Lenders (which such request may be made by the Administrative Agent at the direction of the Requisite Tranche B Lenders), (i) all outstanding Tranche B Obligations shall, to the extent permitted by applicable law, bear interest

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at a rate per annum equal to 11.75%, (or 2% plus the rate otherwise applicable to such Obligations as provided in Section 2.05(a)(i) of Appendix 2) (the “Tranche B Default Rate”) and (ii) all interest accrued and accruing shall be payable in cash on demand; provided, that, from and after the occurrence of any Event of Default under Section 7.1(e), all outstanding Tranche B Obligations shall, to the extent permitted by applicable law, bear interest at the Tranche B Default Rate automatically and without any notice from Administrative Agent, the Requisite Tranche B Lenders or any other Person.

(c) Accrued interest on Tranche B Loans pursuant to Section 2.05(a) of Appendix 2 shall be payable in arrears on each Interest Payment Date in accordance with Section 2.05(a) of Appendix 2; provided that (i) interest accrued at the Tranche B Default Rate pursuant to Appendix 2 shall be payable on demand and (ii) in the event of any repayment or prepayment of Tranche B Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.06 Optional Prepayments. At any time and from time to time, the Borrower, at its option, may repay Tranche B Loans, in whole or in part. Each such repayment shall include all accrued and unpaid interest on the portion of Tranche B Loans being repaid (including, but not limited to, outstanding PIK-B Interest) through the date of repayment; provided that each partial repayment shall be in an amount that is an integral multiple of $100,000 and not less than $100,000 or, if less, the outstanding principal amount of Tranche B Loans.

2.07 Solvency. Each Credit Party represents and warrants to Administrative Agent and each of the Lenders, that, after giving effect to the Tranche B Loans, the Target Acquisition, the Loans, the consummation of the transactions contemplated by the Third Amendment and the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties and their Subsidiaries, taken as a whole, are Solvent.

2.08 Payment of Taxes, Etc. So long as any of the Obligations remain outstanding, each Credit Party agrees, unless the Requisite Lenders and the Requisite Tranche B Lenders shall otherwise consent in writing, to comply with the following covenants. The Borrower does not intend to treat the Tranche B Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event the Borrower determines that the Tranche B Loans are required to be so treated, it will promptly notify the Administrative Agent thereof.

2.09 Use of Proceeds. So long as any of the Obligations remain outstanding, each Credit Party agrees, unless the Requisite Lenders and the Requisite Tranche B Lenders shall otherwise consent in writing, to comply with the following covenants. No Credit Party nor any Person acting on behalf of such Credit Party has taken or shall take, nor permit any of the Credit Parties to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of Tranche B Loans to purchase or carry any margin stock in violation of Regulation T, U or X.

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2.10 JV Interests. The Lenders and the Credit Parties covenant and agree that none of the Tranche B Obligations shall at any time be secured by any interest in, Lien on, security interest in or right in or to the JV Holding Sub’s right, title and interest in the JV Interests, any “Common Collateral” (as defined in the Intercreditor Agreement), or any portion thereof.

a) 2.11 Target Acquisition. The Credit Parties shall not consummate any Acquisition of the Equity Interests of the Target other than the Target Acquisition. The Credit Parties agree that the Target Purchase Agreement will not be materially amended after the Third Amendment Effective Date unless such amendments are reasonably approved by Requisite Lenders and the Requisite Tranche B Lenders. On the date of the consummation of the Target Acquisition, the Borrower shall deliver an opinion of Credit Parties’ counsel dated as of the date of such date covering the matters with respect to the Target and the Target Property as Administrative Agent and Lenders may reasonably request. No later than ten (10) Business Days after the consummation of the Target Acquisition, the Target shall deliver to the Administrative Agent insurance certificates naming Administrative Agent as additional insured, or loss payee, as applicable, and evidencing insurance which meets the requirements of the Credit Agreement, including without limitation, Section 5.2 thereof, and the Security Instruments, and which is otherwise satisfactory to the Requisite Lenders and the Requisite Tranche B Lenders.

2.12 Deposit Accounts. On or before the 120th day after the Third Amendment Effective Date, the Target shall execute and deliver to the Administrative Agent, deposit account control agreements for each of its Deposit Accounts in accordance with Section 5.1 of the Pledge and Security Agreement.

2.13 Application of Proceeds. On or prior to the Third Amendment Effective Date, Borrower shall establish or designate a segregated Deposit Account with Compass Bank (the “Specified Account”) maintained in accordance with Section 5.1 of the Pledge and Security Agreement. On the Third Amendment Effective Date, pursuant to the Borrowing Notice delivered by the Borrower with respect to the Tranche B Loans, the Agent shall transfer the proceeds of the Tranche B Loans (1) first, to a segregated cash collateral Deposit Account to cash collateralize letters of credit under the Compass LC Facility (the “Segregated Account”), and (2) second, to the Specified Account to be set aside to pay the purchase price to consummate the Target Acquisition on or before December 31, 2012 and for working capital purposes, in each case, in accordance with Section 5.9 of the Credit Agreement. Upon consummation of the Target Acquisition, which shall be on or before December 31, 2012, the Borrower shall provide to the Administrative Agent a certificate from a Responsible Officer of the Borrower stating that (i) all conditions precedent to the Target Acquisition have been met and that the Target Acquisition was consummated in accordance with the terms and conditions of the Target Purchase Agreement and this Agreement, (ii) after giving effect to the Target Acquisition, all representations and warranties of each Credit Party set forth in the Credit Agreement (as amended hereby) are true and correct as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time); and (iii) after giving effect to the Target Acquisition, no Default has occurred and is continuing, and that, accordingly, the Tranche B

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Maturity Date has been extended to July 1, 2013; it being understood and agreed that if the Administrative Agent does not receive such notice on or before December 31, 2012, it and the Lenders shall be entitled to assume that the Target Acquisition did not occur in accordance with the Target Purchase Agreement and this Agreement on or before December 31, 2012 and that the Tranche B Maturity Date is January 7, 2013. If the Target Acquisition is not consummated on or prior to December 31, 2012, the Borrower shall immediately cause all funds previously deposited as cash collateral into the Segregated Account to be transferred into the Specified Account, shall not use or apply any of the funds and deposits in the Specified Account, and shall, on or prior to January 7, 2013, apply all funds in the Specified Account and any funds remaining in any Deposit Account where cash collateral for the Compass LC Facility was deposited to the repayment of the Tranche B Obligations. Notwithstanding anything herein to the contrary, the Borrower shall repay all Tranche B Obligations on the Tranche B Maturity Date.

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APPENDIX 3

CONDITIONS PRECEDENT TO TRANCHE B LOANS

The obligation of each Tranche B Lender to fund its Pro Rata Share of the Tranche B Commitment on the Third Amendment Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Appendix 3 unless any such condition is waived, in writing by each Tranche B Lender:

a) Documentation. Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Requisite Lenders and each Tranche B Lender, and, where applicable, in sufficient copies for the Administrative Agent and each Lender:

i. the Third Amendment, any Note if requested by a Tranche B Lender payable to such Lender in the amount of its Tranche B Commitment, amendments to the Pledge and Security Agreement and the Pledge Agreement, , and all attached exhibits and schedules hereto and thereto;

ii. certificates of a Responsible Officer of each Credit Party as of the date of this Agreement (A) attesting to the resolutions of the Board of Directors of such Credit Party approving the execution, delivery and performance of the Loan Documents to which such Credit Party is a party, (B) certifying and attaching the Organizational Documents of such Credit Party, (C) certifying to and attaching all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Third Amendment, the Tranche B Note, and the other Loan Documents and (D) certifying the names and true signatures of the officers of such Credit Party authorized to sign this Agreement, any Notes and the other Loan Documents to which such Credit Party is a party;

iii. appropriate UCC-1 and UCC-3, as applicable, financing statements covering Target’s right, title and interest in the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral (other than the Excluded Collateral);

iv. certificates of good standing for the Target and each Credit Party in each state in which the Target and each Credit Party is organized and, with respect to the Target, in each state in which Target is organized or qualified to do business, which certificate shall be dated as of a date not less than 15 days prior to the Third Amendment Effective Date and acceptable to the Requisite Tranche B Lenders and the Requisite Lenders;

v. a certificate dated as of the date of this Agreement from the Responsible Officer of the Borrower stating that (A) all representations and warranties of each Credit Party set forth in this Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse

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Change” shall be true in all respects) as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time); and (B) after giving effect to the Waiver in the Third Amendment, no Default has occurred and is continuing as of such date; and (C) the conditions in this Appendix 3 (other than the consummation of the Target Acquisition) have been met;

vi. satisfactory review by the Requisite Lenders and Requisite Tranche B Lenders of the letter of credit reimbursement agreement evidencing the Compass LC Facility, which shall be evidenced by a written notice by the Requisite Lenders and Requisite Tranche B Lenders to the Administrative Agent and Borrower of such satisfactory review;

vii. such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or the Requisite Tranche B Lenders may reasonably request; and

viii. each Lender shall have received an executed copy or, if not available, the then current draft of the Target Purchase Agreement.

b) Payment of Fees. On the Third Amendment Effective Date, Borrower shall have paid all costs and expenses that have been invoiced and are payable pursuant to Section 10.4.

c) Security Instruments. Administrative Agent shall have received all appropriate evidence required by Administrative Agent, the Requisite Lenders, and the Tranche B Lenders in their sole discretion necessary to determine that Administrative Agent (for its benefit and the benefit of the Secured Parties) shall have an Acceptable Security Interest in the Collateral, including, without limitation, as of the date of the consummation of the Target Acquisitions, Collateral comprised of Target Property, other than Excluded Collateral and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained or shall, on the date of the consummation of the Target Acquisitions, be made, taken or obtained, as the case may be, and are (or with respect to the Target, shall, on the date of the consummation of the Target Acquisition, be) in full force and effect.

d) No Default. No event or conditions exists that would constitute a Default or Event of Default.

e) Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement, the Third Amendment, and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time).

f) Material Adverse Change. No event or circumstance that could cause a Material Adverse Change shall have occurred since the Closing Date.

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g) No Proceeding or Litigation, No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the Third Amendment, or any other document or transaction contemplated hereby or thereby or (ii) which, in any case, in the judgment of Requisite Tranche B Lenders or the Requisite Lenders, could reasonably be expected to result in a Material Adverse Change (other than the developments under the litigation proceedings set forth on Schedule 4.7 which have been disclosed to Administrative Agent and the Lenders prior to the Third Amendment Effective Date).

h) Consents, Licenses, Approvals, etc. Administrative Agent shall have received true copies (certified to be such by the applicable Credit Party or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which any Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, and the other Loan Documents. In addition, each Credit Party shall have all such material consents, licenses and approvals required in connection with the continued operation of such Credit Party, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material and adverse conditions on this Agreement and the actions contemplated hereby.

i) Repayment of Other Debt. Concurrently with, the making of Tranche B Loans hereunder, any Debt required to be paid pursuant to the terms and conditions of the Target Purchase Agreement shall be paid in full or arrangements, reasonably acceptable to the Requisite Lenders and the Requisite Tranche B Lenders, for the repayment of such Debt on the date of the Target Acquisition shall have been made.

j) USA PATRIOT Act. Each Credit Party shall have delivered to the Administrative Agent and each Lender that is subject to the PATRIOT Act such information requested by the Administrative Agent and such Lender in order to comply with the PATRIOT Act.

k) Intercreditor Agreement. The consent of JPMorgan Chase Bank, N.A. pursuant to Section 6(a) of the Intercreditor Agreement, in form and substance reasonably acceptable to the Requisite Lenders and the Requisite Tranche B Lenders, shall have been obtained.

l) Opinion. The Administrative Agent and Lenders shall have received an opinion of Credit Parties’ counsel dated as of the date of this Agreement covering the matters as Administrative Agent and Lenders may reasonably request.

m) Exit Closing Fee. The Borrower shall have paid the Lenders existing on the Closing Date the Closing Fee in immediately available funds.

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n) Perfection Certificate. Receipt by the Administrative Agent of a perfection certificate completed and executed by the Target in form and substance satisfactory to the Administrative Agent, the Requisite Lenders and the Requisite Tranche B Lenders.

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